UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2022

StarTek, Inc.
(Exact name of registrant as specified in charter)

Delaware	1-12793	84-1370538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Carrara Place
4th Floor Suite 485
6200 South Syracuse Way
Greenwood Village, Colorado 80111
(Address of Principal Executive Offices) (Zip Code)

(303) 262-4500
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SRT	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2022, the Board of Directors of StarTek, Inc. (the “Company”) appointed Nishit Shah to serve as the new Chief Financial Officer of the Company effective as of February 1, 2022. Mr. Shah succeeds Vikash Sureka, who resigned as the Chief Financial Officer of the Company, effective as January 21, 2022.

In connection with the appointment of Mr. Shah, on February 1, 2022 the Company approved a compensation package for Mr. Shah (the “CFO Compensation Package”). The CFO Compensation Package, which is described in greater detail in a letter agreement entered into between Mr. Shah and Aegis Customer Support Services Pvt. Ltd., a subsidiary of the Company, consists of (1) annual base compensation of INR 12 million (approximately $160,478) and annual total fixed compensation of INR 24 million (approximately $307,583); (2) a target annual bonus opportunity of 25% of overall fixed compensation, subject to the terms and conditions set forth in the Company’s annual Executive Incentive Bonus Plan; (3) a one time sign-on bonus of INR 12.5 million (approximately $167,165) payable in two tranches over the next six months; and (4) an inducement grant consisting of 100,000 options to purchase the Company’s common stock with an exercise price equal to $5.75 per share.

The foregoing summary of the letter agreement does not purport to be complete and is subject to, and qualified in its entirety by the full text of the letter agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Nishit is a Chartered Accountant with an overall experience of 23 years. In his career, he has performed various roles in different capacities in the areas such as Finance & Accounts, Mergers & Acquisition, Legal & Compliance, Audit, Secretarial, Taxation, Budgeting and Financial Planning & Analysis. Prior to joining Startek, he was Senior Vice President at Birlasoft where he was responsible for end-to-end financial reporting, business finance, pricing & contract management and Global taxation. In his earlier roles, Nishit has held and managed several key portfolios such as CFO of Infosys BPM (100% subsidiary of Infosys), global finance controller, financial reporting, Audit & business finance and has worked with organizations like Infosys, Capgemini, Datamatics, Nicholas Piramal and Haribhakti & Co.

A press release announcing the appointment of Mr. Shah is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Shah and any other person pursuant to which he was appointed as an officer and there are no family relationships between Mr. Shah and any director or executive officer of the Company. Mr. Shah has not entered into or proposed to enter into any transactions required to be reported under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
10.1	Letter Agreement with Nishit Shah dated February 1, 2022
99.1	Press Release dated February 16, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARTEK, INC.

Date: February 16, 2022	By:	/s/ Dixie Pepper
Dixie Pepper
General Counsel & Chief Legal Officer